EXHIBIT  10.11



July 1, 2002


Quentin  T.  Kelly
117  Hopewell-Rocky  Hill  Road
Hopewell,  NJ  08525

Re:  Employment  Agreement  dated  January  1,  2002  Amendment

As per the Compensation Committee with approval of the Board of Directors the above referenced Employment Agreement has been amended as follows:

Annual salary is $25,200 accruing the difference (Base $150,000 - accrue   year)
beginning July 1, 2002 through the remainder of the year or until sufficient cash flow is available to pay additional salary.

Effective July 1, 2002 stock options continue to accrue at a rate of 10,000 options per month exercisable at $0.15 as per the market price at July 1, 2002. Effective July 1, 2002 an additional 1,190,000 options exercisable at $0.15 have been granted and vested immediately.

In addition a Restricted Stock Agreement will be implemented (see attached) granting 1,000,000 shares vesting over 5 years exercisable at $0.15 (current market price).

Agreed  and  Signed  by:         Approved  by  WorldWater  Corp.
                                 Board  of  Directors  Compensation  Committee:



/s/ Quentin T. Kelly             /s/ Davinder Sethi
Quentin  T.  Kelly                 Dr.  Davinder  Sethi
Chairman  and  CEO
WorldWater  Corp.

                                  /s/ Joseph Cygler
                                      Joseph  Cygler